UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 6, 2004

Entrada Networks, Inc.
(Exact name of registrant as specified in its charter)

000-26952
(Commission File Number)

DELAWARE                        33-0676350
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

12 Morgan, Irvine, California 92618
(Address of principal executive offices, with zip code)

(949) 588-2070
(Registrant's telephone number, including area code)

ITEM 7. Financial Statements and Exhibits.

    (a)Not applicable

    (b)Not applicable

    (c)Exhibits
    Exhibit No.                 Description

  99.10                         Press Release Issued April 5, 2004

ITEM 9. Regulation FD Disclosure

Entrada Networks has reported its fiscal year 2004 financial results. The Company's press release dated April 5, 2004, announcing results in attached hereto exhibit 99.10.

ITEM 12. Results of Operations and Financial Condition

Entrada Networks has reported its fiscal year 2004 financial results. The Company's press release dated April 5, 2004, announcing results in attached hereto exhibit 99.10.

About Entrada Networks

Entrada Networks currently has three wholly owned subsidiaries that focus on developing and marketing products in the storage networking and network connectivity industries. Rixon Networks manufactures and sells a line of fast and gigabit Ethernet adapter cards that are purchased by large networking original equipment manufacturers as original equipment for servers, and other computer and telecommunications products. Rixon’s focus is on two- and four-port cards and drivers for highly specialized applications. Sync Research manufactures and services frame relay products for some of the major financial institutions in the U.S and abroad. The Torrey Pines subsidiary specializes in the design & development of SAN transport switching products. Entrada Networks is headquartered in Irvine, CA.  Entradanet.com

Safe Harbor

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including but not limited to the following factors: 1) the ability of the Company to generate the cash flow from operations, or raise additional capital necessary to finance its ongoing businesses; 2) the ability of the Company to develop or acquire new profitable lines of business and to attract and retain management to lead this effort; 3) the continuing market acceptance of the legacy products which account for all of the Company’s current revenues; 4) the ability of the Company to generate revenues from its research and development efforts in the SAN space; 5) the much greater financial and other resources of Entrada Networks' many well-entrenched competitors; 6) the adoption of technology standards different from those under which Entrada is prepared to deliver products; and 7) such other factors as are set forth in Entrada’s annual report on Form 10-K, filed April 30, 2003, and in the reports previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 ENTRADA NETWORKS, INC.
Date: April 6, 2004

  /s/ Davinder Sethi
 Davinder Sethi, Ph.D.
 Chief Financial Officer
 Chief Accounting Officer